UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

INFORMATION STATEMENT PURSUANT TO SECTION14(c)

OF THE SECURITIES EXCHANGE ACT OF 1934

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IQSTEL Inc.

(Name of Registrant as Specified In Its Charter)

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IQSTEL Inc.

300 Aragon Avenue, Suite 375

Coral Gables, FL 33134

Tel. (954) 951-8191

NOTICE OF ACTION BY WRITTEN CONSENT OF HOLDERS OF

A MAJORITY OF THE OUTSTANDING VOTING STOCK OF IQSTEL INC.

July 27, 2026

Dear IQSTEL Inc. Stockholder:

The enclosed Information Statement is being distributed to the holders of record of common stock, par value $0.001 per share (“Common Stock”), of IQSTEL Inc., a Nevada corporation (the “Company” or “we”), as of the close of business on June 30, 2026 (the “Record Date”) under Rule 14c-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The purpose of the enclosed Information Statement is to inform our stockholders of action taken by written consent by the holders of a majority of our outstanding voting stock. The enclosed Information Statement shall be considered the notice required under Section 78.370 of the Nevada Revised Statutes.

The following actions were authorized by written consent of a majority of our outstanding voting stock (the “Written Consent”):

▪  Approval, for purposes of Nasdaq Listing Rule 5635(d), of the issuance (whether already made or to be made in the future) of shares of Common Stock (or securities convertible into or exercisable for Common Stock) representing in excess of 19.99% of the Company’s outstanding Common Stock (on a pre-issuance basis) (i) pursuant to the Common Stock Purchase Agreement dated April 30, 2026, with M2B Funding Corp. (the “M2B Equity Line Agreement”) and (ii) upon conversion or pursuant to true-up/adjustment provisions under the Series D Preferred Stock (as amended) held by or issued in connection with ADI Funding, LLC (the “ADI Funding Arrangements”), including ratification of any prior issuances that may have already exceeded such limitations.

▪  Approval, for purposes of Nasdaq Listing Rule 5635(c), of material amendments to the Employment Agreements of Leandro Jose Iglesias and Álvaro Quintana Cardona relating to equity compensation arrangements and the grant of FY-2025 annual long-term equity performance awards in Series B Preferred Stock, as more fully described in this Information Statement.

The Written Consent constitutes the only stockholder approval required under the Nevada Revised Statutes, our Articles of Incorporation and Bylaws to approve the above actions (the “Approvals”). Our Board of Directors is not soliciting your consent or your proxy in connection with these actions, and no consents or proxies are being requested from stockholders. The Approvals, as approved by the Written Consents, will not become effective until 20 calendar days after the enclosed Information Statement is first mailed or otherwise delivered to our stockholders entitled to receive notice thereof.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS, AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING STOCKHOLDERS OF THE MATTERS DESCRIBED HEREIN PURSUANT TO SECTION 14(C) OF THE EXCHANGE ACT AND THE REGULATIONS PROMULGATED THEREUNDER, INCLUDING REGULATION 14C. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By order of the Board of Directors

/s/ Leandro Iglesias

Leandro Iglesias

Chief Executive

Officer and Director

IQSTEL Inc.

300 Aragon Avenue, Suite 375

Coral Gables, FL 33134

Tel. (954) 951-8191

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A CONSENT OR PROXY AND

YOU ARE REQUESTED NOT TO SEND US A CONSENT OR PROXY.

INTRODUCTION

This Information Statement advises stockholders of the approval by the Company’s Board of Directors, and by Written Consent of the holders of a majority of the Company’s voting stock, of the Approvals described above for purposes of Nasdaq Listing Rule 5635(d) and Nasdaq Listing Rule 5635(c) in connection with the M2B Equity Line Agreement, the ADI Funding Arrangements, and the equity compensation amendments and grants described herein.

The Approvals will become effective 20 calendar days after this Information Statement is first mailed or delivered to our stockholders.

AUTHORIZATION BY THE BOARD OF DIRECTORS AND THE MAJORITY STOCKHOLDERS

Under the Nevada Revised Statutes and the Company’s Bylaws, any action that can be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote if the holders of outstanding stock having not less than the minimum number of votes necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted consent to such action in writing. Accordingly, the Approvals required the affirmative vote or written consent of a majority of the issued and outstanding shares of the Company’s voting stock.

What actions were taken by written consent in lieu of a special meeting?

The Company’s Board of Directors has approved, and stockholders holding at least a majority of the issued and outstanding shares of our classes of voting stock have approved, by written consent in lieu of a special meeting, the following actions:

  Approval of the issuance (whether already made or to be made in the future) of shares of Common Stock representing in excess of 19.99% of the Company’s outstanding Common Stock (on a pre-issuance basis) (i) pursuant to the M2B Equity Line Agreement and (ii) upon conversion or pursuant to true-up/adjustment provisions under the Series D Preferred Stock in connection with the ADI Funding Arrangements, including ratification of any prior issuances that may have already exceeded such limitations, all for purposes of Nasdaq Listing Rule 5635(d).

  Approval, for purposes of Nasdaq Listing Rule 5635(c), of material amendments to the Employment Agreements of Leandro Jose Iglesias (Chief Executive Officer) and Álvaro Quintana Cardona (Chief Financial Officer) to update the annual equity performance incentive provisions and the grant of specific FY-2025 annual long-term equity performance awards in the form of Series B Preferred Stock, as more fully described below.

What vote was obtained to approve the Approvals described in this Information Statement?

The Approvals were obtained by our Board and by our majority stockholders pursuant to action taken by written consent, for notification to our stockholders of record as of the close of trading on June 30, 2026 (the “Record Date”). As of the Record Date, 9,631,709 shares of our Common Stock were issued and outstanding. Each share of our Common Stock is entitled to one vote. As of the Record Date, 10,000 shares of our Series A Preferred were issued and outstanding. Holders of Series A Preferred Stock are entitled to vote together with the holders of our common stock on all matters submitted to stockholders at a rate of 51% of the total vote of stockholders, which amounts to an aggregate of 10,024,840 votes as of the Record Date.

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Based on the foregoing, as of the Record Date, the total aggregate number of votes entitled to vote regarding the Approvals was 19,656,549. Pursuant to Nevada Law, at least a majority of the voting equity of the Company, or at least 10,024,840 votes are required to approve the Approvals. The majority shareholders, who hold 10,070,869 votes for approximately 51.23% of our voting stock, have voted in favor of the Approvals, thereby satisfying the requirement pursuant to the Nevada Revised Statutes that at least a majority of the voting stock vote in favor of a corporate action by written consent.

The following table sets forth the name of the holder of the Series A Preferred Stock, the number of shares of Series A Preferred Stock held by the holder, the number of votes held by the holder, the total number of votes that the holder voted in favor of the Approvals and the percentage of our issued and outstanding voting stock that voted in favor thereof:

Name of Voting Stockholder	Class of Stock	Number of Shares held	Number of Votes held by such Stockholder	Number of Votes that Voted in Favor of the Approvals	Percentage of the Voting Equity that Voted in Favor of the Approvals
Leandro Iglesias	Series A Preferred Stock	7,000	7,017,388	7,017,388	35.70%
Alvaro Quintana Cardona	Series A Preferred Stock	3,000	3,007,452	3,007,452	15.30%
Leandro Iglesias	Common Stock	18,436	18,436	18,436	0.09%
Alvaro Quintana Cardona	Common Stock	18,066	18,066	18,066	0.09%
Raul Perez	Common Stock	3,811	3,811	3,811	0.02%
Italo Segnini	Common Stock	1,905	1,905	1,905	0.01%
Jose A. Barreto	Common Stock	3,811	3,811	3,811	0.02%
Total				10,070,869	51.23%

Who is paying the cost of this Information Statement?

We will pay for preparing, printing and mailing this Information Statement. Our costs are estimated at approximately $10,000.

Am I entitled to dissenter’s rights?

The Nevada Revised Statutes does not provide for dissenter’s rights for the Approvals.

Accordingly, we have obtained all necessary corporate approval in connection with the Approvals. We are not seeking written consent from any other stockholder, and the other stockholders will not be given an opportunity to vote with respect to the action described in this Information Statement. This Information Statement is furnished solely for the purposes of advising stockholders of the action approved by written consent and giving stockholders notice of the Approvals as required by the Nevada Revised Statutes and the Exchange Act.

As the Approvals were approved by written consent of the holders of a majority of the Company’s voting stock, there will be no stockholders’ meeting, and representatives of the principal accountants for the current year and for the most recently completed fiscal year will not have the opportunity to make a statement if they desire to do so and will not be available to respond to appropriate questions from our stockholders.

We anticipate that the Approvals will become effective approximately 20 days after this Information Statement is first mailed to our stockholders.

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THE APPROVALS

The Company’s Common Stock is currently listed on the Nasdaq Capital Market. As a result, certain issuances of securities and certain equity compensation arrangements require prior stockholder approval under the Nasdaq Listing Rules. This Information Statement describes two separate corporate actions that have been approved by the Company’s Board of Directors and by the written consent of the holders of a majority of the Company’s outstanding voting stock:

  First, approval pursuant to Nasdaq Listing Rule 5635(d) to permit the issuance of shares of Common Stock (or securities convertible into or exercisable for Common Stock) representing more than 19.99% of the Company’s outstanding Common Stock (on a pre-issuance basis) in connection with the M2B Equity Line Agreement dated April 30, 2026 and the ADI Funding Arrangements (including conversions and true-up adjustments under the Series D Preferred Stock), including ratification of any prior issuances that may have already exceeded such limitations.

  Second, approval pursuant to Nasdaq Listing Rule 5635(c) of material amendments to the Employment Agreements of Leandro Jose Iglesias, Chief Executive Officer, and Álvaro Quintana Cardona, Chief Financial Officer, relating to equity compensation arrangements, and the grant of FY-2025 annual long-term equity performance awards in the form of Series B Preferred Stock.

Both actions were approved by the Board and by written consent of a majority of the voting power of the Company. The following sections describe each action in greater detail. The effectiveness of the actions described in this Information Statement is subject to the 20-calendar-day period following the date this Information Statement is first mailed or delivered to stockholders.

Approval Under Nasdaq Listing Rule 5635(d)

We are subject to the Nasdaq Rules because our Common Stock is currently listed on the Nasdaq Capital Market. Pursuant to Nasdaq Listing Rule 5635(d), stockholder approval is required prior to the issuance of securities in connection with a transaction other than a public offering, involving the sale, issuance or potential issuance by the Company of common stock (or securities convertible into or exercisable for common stock) at a price less than the Minimum Price..., which alone or together with sales by officers, directors or substantial shareholders equals 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance (the “20% Limitation”).

The issuances under the M2B Equity Line Agreement and under the ADI Funding Arrangements (including true-up adjustments), including any such issuances that have already occurred or may occur in the future, could result in the issuance of a number of shares exceeding the 20% Limitation at a price less than the Minimum Price. Accordingly, neither the M2B Equity Line nor the ADI Funding Arrangements permit issuances exceeding 19.99% (or the applicable exchange cap) until applicable stockholder approval is obtained under Rule 5635(d).

Summary of the Equity Line Agreement

On April 30, 2026, the Company entered into a Common Stock Purchase Agreement (the “M2B Equity Line Agreement” or “Purchase Agreement”) with M2B Funding Corp. (“M2B” or the “Investor”), pursuant to which M2B committed to purchase, at the Company’s sole discretion and direction, up to $50,000,000 of the Company’s common stock, par value $0.001 per share (the “Total Commitment”), over a period of up to 60 months following the effectiveness of a resale registration statement and satisfaction of other conditions precedent.

Under the Purchase Agreement, the Company may from time to time deliver a written purchase notice (a “Put Notice”) to M2B specifying the number of shares the Company wishes to sell (the “Purchase Shares”). The material terms of the facility include:

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Purchase Price. The purchase price per share for the Purchase Shares will be equal to 94% of the lowest daily volume-weighted average price (“VWAP”) of the Company’s common stock during the six (6) consecutive Trading Days immediately following the applicable Put Notice Date (the “Pricing Period” or “Valuation Period”). This results in M2B purchasing shares at a 6% discount to the lowest VWAP in the Pricing Period.

Purchase Limits. For each Put Notice, the number of Purchase Shares is subject to a Maximum Put Amount, defined as the lesser of: (i) 75% of the Average Daily Trading Volume over the five (5) Trading Days preceding the Put Notice Date; (ii) 25% of the Average Daily Trading Volume on the Put Notice Date; or (iii) the number of shares having a value of $500,000 (based on the closing price on the Put Notice Date). The Company and M2B may mutually agree to increase the amount of any individual purchase beyond this Maximum Put Amount.

Beneficial Ownership Limitation. The Purchase Agreement contains a Beneficial Ownership Limitation. The number of Purchase Shares issuable to M2B in any single purchase may not cause M2B (together with its affiliates) to beneficially own more than the Beneficial Ownership Limitation. The Beneficial Ownership Limitation is the lesser of: (i) 4.99% of the number of shares of common stock outstanding immediately after giving effect to the issuance; or (ii) 19.99% of the number of shares of common stock outstanding as of the date the applicable Put Notice is submitted (excluding shares held by affiliates of the Company). M2B may increase or decrease this limitation (up to a maximum of 9.99%) by written notice to the Company, with any increase becoming effective on the 61st day after delivery of such notice.

Commitment Shares / Facility Fee. As consideration for M2B’s commitment under the Purchase Agreement, the Company agreed to issue to M2B shares of common stock (the “Commitment Shares”) having an aggregate value of $1,000,000 (representing 2% of the Total Commitment). This consists of (i) $500,000 in Initial Commitment Shares issued on the Execution Date of the Purchase Agreement and (ii) $500,000 in Deferred Commitment Shares to be issued on the 12-month anniversary of the Execution Date (or immediately upon any earlier termination of the Agreement). The number of Commitment Shares for each tranche is determined based on the closing price of the Company’s common stock on the Trading Day immediately preceding the applicable issuance date. All Commitment Shares are subject to a daily volume leak-out restriction of 20% of the applicable trading volume on the Principal Market.

Registration Rights. The Company is required to file a resale registration statement on Form S-1 (or other appropriate form) covering the resale of the Purchase Shares and Commitment Shares issuable under the Purchase Agreement and to use its best efforts to have such registration statement declared effective by the SEC within specified timeframes. The Company filed such a registration statement on May 21, 2026 (Registration No. 333-296142), which registers up to 11,000,000 shares (up to 10,000,000 Purchase Shares and up to 1,000,000 Commitment Shares). M2B Funding Corp. is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act with respect to the shares registered for resale.

Nasdaq Exchange Cap. Pursuant to Nasdaq Listing Rule 5635(d), in no event may the Company issue to M2B shares of common stock in excess of 19.99% of the shares of common stock outstanding immediately prior to the execution of the Purchase Agreement (the “Exchange Cap”), unless the Company first obtains stockholder approval for such issuances or an applicable exception applies. As of June 30, 2026, the Company had approximately 9,631,709 shares of common stock outstanding. The registration statement referenced above is intended to cover initial issuances within the Exchange Cap; however, accessing the full $50,000,000 commitment (or issuing shares beyond the registered amount) may require the Company to issue shares in excess of the Exchange Cap, necessitating stockholder approval under Nasdaq Rule 5635(d).

Company Control and Proceeds. The Company controls the timing and amount of any sales of Purchase Shares to M2B (subject to the terms, conditions, and limitations in the Purchase Agreement). The Company will not receive any proceeds from the resale of shares by M2B under the registration statement. However, the Company may receive up to an aggregate of $50,000,000 in gross proceeds from the direct sale of Purchase Shares to M2B pursuant to the Purchase Agreement (less any portion of the facility fee paid in the form of Commitment Shares rather than cash). The actual proceeds received will depend on the number of shares sold, the prices at which they are sold, and market conditions. The Company intends to use any such net proceeds for working capital, strategic acquisitions, expansion of its fintech, AI, and other growth initiatives, and general corporate purposes.

Negative Covenants. M2B is prohibited from engaging in any short sales of the Company’s common stock or any hedging transaction that establishes a net short position with respect to the Company’s common stock during the term of the Purchase Agreement.

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Conditions Precedent. The Company’s right to deliver Put Notices and M2B’s obligation to purchase shares are subject to the satisfaction (or waiver) of customary conditions precedent, including the effectiveness of the resale registration statement, accuracy of representations and warranties, compliance with covenants, no material adverse effect, continued listing of the common stock on Nasdaq, and other conditions set forth in the Purchase Agreement.

Termination. The Purchase Agreement will terminate upon the earliest to occur of: (i) the end of the Commitment Period; (ii) M2B having purchased the full $50,000,000 commitment; (iii) certain bankruptcy or insolvency events; or (iv) termination by the Company upon 30 days’ prior written notice (subject to payment of a termination fee equal to 30% of the aggregate investment amounts received in the preceding 30 Trading Days, with a minimum of $200,000, payable in cash or shares at the Company’s election). Certain provisions survive termination.

The full terms of the M2B Equity Line Agreement and related Registration Rights Agreement are set forth in the agreements filed as exhibits to the Company’s Current Report on Form 8-K filed with the SEC on May 1, 2026, and the resale registration statement on Form S-1 filed on May 21, 2026. Because the Purchase Price is determined based on a discounted VWAP and the facility could result in the issuance of shares representing more than 19.99% of the Company’s outstanding common stock (on a pre-issuance basis) at a price that may be less than the Minimum Price under Nasdaq Rule 5635(d), stockholder approval is required to permit issuances in excess of the Exchange Cap and to allow M2B to convert or exercise (as applicable) without being subject to the 19.99% limitation.

Risks and Dilution. Sales of common stock to M2B under the Purchase Agreement will dilute existing stockholders. Because shares are purchased at a discount to market price and M2B may resell them promptly, such sales (or the perception thereof) could exert downward pressure on the trading price of the Company’s common stock. The actual number of shares ultimately issued and the gross proceeds received cannot be determined at this time and will depend on market conditions, the Company’s capital needs, and other factors. The Company cannot guarantee it will be able to access the full $50,000,000 commitment due to the Exchange Cap, volume limitations, Beneficial Ownership Limitation, market price fluctuations, or other restrictions.

This summary is qualified in its entirety by reference to the full text of the Purchase Agreement and related documents.

Summary of the ADI Funding Arrangements (Series D Preferred Stock and True-Up Provisions)

The Company previously issued convertible promissory notes to ADI Funding, LLC. These notes were subsequently exchanged for shares of the Company’s Series D Preferred Stock, par value $0.001 per share, pursuant to Debt Exchange Agreements, commencing at the end of June 2025.

The rights, preferences, and limitations of the Series D Preferred Stock are set forth in the Third Amended and Restated Certificate of Designation filed with the Secretary of State of Nevada on February 3, 2026 (the “Certificate of Designation”). The most recent amendment increased the maximum True-Up Ratio from 2.5 to 5 and expressly made this increased cap applicable retroactively to all prior conversions of Series D Preferred Stock (including conversions that occurred on or before January 2026).

Key terms of the Series D Preferred Stock include the following:

Dividends. Holders of Series D Preferred Stock are entitled to receive dividends payable in shares of common stock at an annual rate of 12%, calculated on a 360-day year basis. Dividends begin to accrue from the Original Issue Date and cease accruing on the day prior to the Conversion Date. If conversion occurs prior to the end of a year, dividends are calculated on a pro rata basis.

Conversion Rights. After three (3) months from the Original Issue Date, each share of Series D Preferred Stock is convertible, at the option of the holder, into 12.5 shares of common stock (the “Base Conversion Rate”), subject to adjustment as described below.

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In addition to the Base Conversion Rate, each conversion is subject to a True-Up Adjustment. The True-Up Adjustment is calculated as follows:

  The “Original Conversion Price” is the effective conversion price at the time the holder originally converted its convertible notes into Series D Preferred Stock (based on a 20% discount to the 10-day VWAP preceding that original conversion).
  The “Lookback Period” is the five (5) consecutive Trading Days immediately preceding the Conversion Date.
  The “Adjusted Conversion Price” is the lowest daily VWAP during the Lookback Period, discounted by 20%, but not less than $1.00 per share (subject to adjustment for stock splits and similar events).
  If the Adjusted Conversion Price is lower than the Original Conversion Price, a True-Up Ratio is calculated by dividing the Original Conversion Price by the Adjusted Conversion Price. The True-Up Ratio is capped at a maximum of 5.
  The total number of shares of common stock issuable upon conversion equals (x) the number of Series D Preferred Stock shares being converted multiplied by 12.5 (“Base Shares”), plus (y) the number of Series D Preferred Stock shares being converted multiplied by the True-Up Ratio (“Additional Shares”).

The Certificate of Designation expressly provides that the increased True-Up Ratio cap of 5 applies retroactively to all prior conversions. As a result, the Company is authorized to recalculate prior conversions under the new cap and issue any additional shares of common stock owed as Additional Shares.

Leak-Out Restriction. After the initial three-month period following the Original Issue Date, holders may convert Series D Preferred Stock into common stock and sell such shares, subject to a limitation of 10% of the average daily trading volume of the Company’s common stock, calculated on a per-holder basis.

Liquidation Preference. In the event of any liquidation, dissolution, or winding up of the Company, holders of Series D Preferred Stock are entitled to receive distributions on a senior basis to the holders of common stock, Series A Preferred Stock, and Series C Preferred Stock, and on parity with the Series B Preferred Stock.

Voting Rights. Except as required by applicable law, holders of Series D Preferred Stock have no voting rights.

Redemption. The Company has the right, at its option, to redeem all or any portion of the outstanding Series D Preferred Stock upon not more than three (3) Trading Days’ prior written notice, at a redemption price equal to 105% of the price originally paid by the holder for such shares.

The issuance (whether already made or to be made in the future) of shares of common stock upon conversion of the Series D Preferred Stock, including Additional Shares issued or issuable pursuant to the True-Up Adjustment (with a maximum ratio of 5 and retroactive application), could result in the Company issuing common stock (or securities convertible into or exercisable for common stock) representing more than 19.99% of the Company’s outstanding common stock on a pre-issuance basis at an effective price below the Minimum Price under Nasdaq Listing Rule 5635(d). Accordingly, stockholder approval is required to ratify any such issuances that have already occurred and to permit future issuances in excess of the applicable 19.99% limitation.

This summary is qualified in its entirety by reference to the full text of the Third Amended and Restated Certificate of Designation for Series D Preferred Stock filed with the Nevada Secretary of State on February 3, 2026.

Requirement To Obtain Stockholder Approval Under Nasdaq Listing Rule 5635(d)

Nasdaq Listing Rule 5635(d) requires stockholder approval prior to the issuance of securities in connection with a transaction other than a public offering involving the sale, issuance or potential issuance by the Company of common stock (or securities convertible into or exercisable for common stock) at a price less than the Minimum Price, if such issuance equals 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance.

In addition, the Company is generally prohibited from issuing shares of common stock (or securities convertible into or exercisable for common stock) in excess of 19.99% of the number of shares of common stock outstanding immediately prior to the transaction (the “Exchange Cap”) in certain non-public offerings unless stockholder approval is obtained.

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Application to the M2B Equity Line Agreement

Pursuant to the M2B Equity Line Agreement dated April 30, 2026, the Company may direct M2B Funding Corp. to purchase up to $50,000,000 of the Company’s common stock at a purchase price equal to 94% of the lowest daily VWAP during the applicable pricing period. The M2B Equity Line Agreement contains an Exchange Cap of 19.99% of the shares of common stock outstanding immediately prior to the execution of the agreement. Because issuances under the M2B Equity Line Agreement are at a price below the Minimum Price, stockholder approval is required under Nasdaq Listing Rule 5635(d) to permit the issuance of shares of common stock in excess of the 19.99% Exchange Cap and the 20% Limitation.

Application to the ADI Funding Arrangements (Series D Preferred Stock)

As described above, the Series D Preferred Stock is subject to a True-Up Adjustment mechanism. Conversions of Series D Preferred Stock (including the issuance of Additional Shares under the True-Up Adjustment) may occur at an effective price below the Minimum Price. The maximum True-Up Ratio is currently 5, and this cap applies retroactively to prior conversions.

The Company may have already issued, or may in the future issue, shares of common stock upon conversion of the Series D Preferred Stock (including Additional Shares pursuant to the True-Up Adjustment) that equal or exceed 19.99% of the common stock outstanding prior to such issuances. Accordingly, stockholder approval is required under Nasdaq Listing Rule 5635(d) to approve and ratify any such issuances that have already occurred and to permit any future issuances of common stock in excess of the 20% Limitation in connection with the Series D Preferred Stock.

Board and Stockholder Action

The Board of Directors has determined that it is in the best interests of the Company and its stockholders to obtain stockholder approval for the issuance of shares of common stock in excess of the 19.99% Exchange Cap and the 20% Limitation under Nasdaq Listing Rule 5635(d) in connection with both the M2B Equity Line Agreement and the Series D Preferred Stock.

The Board has approved, and the holders of a majority of the voting power of the Company have executed written consents approving, the following actions:

  The issuance of shares of common stock under the M2B Equity Line Agreement in excess of the 19.99% Exchange Cap and in excess of the 20% Limitation under Nasdaq Listing Rule 5635(d).

  The issuance (whether already made or to be made in the future) of shares of common stock upon conversion of the Series D Preferred Stock, including any Additional Shares issued or issuable pursuant to the True-Up Adjustment, in excess of the 20% Limitation under Nasdaq Listing Rule 5635(d).

The approval by written consent of the holders of a majority of the voting power of the Company is sufficient under Nevada law to approve these actions without the necessity of holding a meeting of stockholders.

The material amendments to the Employment Agreements and the equity grants under Nasdaq Listing Rule 5635(c) are described separately in the section titled “Approval Under Nasdaq Listing Rule 5635(c)” below.

Effect of Stockholder Approval

Upon receipt of the required stockholder approval, the Company will be permitted to issue shares of common stock under the M2B Equity Line Agreement and upon conversion of the Series D Preferred Stock (including Additional Shares under the True-Up provisions) without being limited by the 19.99% Exchange Cap or the 20% Limitation under Nasdaq Listing Rule 5635(d). This Approval will also serve to ratify any prior issuances that may have exceeded such limitations.

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Approval Under Nasdaq Listing Rule 5635(c)

Nasdaq Listing Rule 5635(c) generally requires stockholder approval prior to the issuance of securities under equity compensation arrangements to officers, directors, employees, or consultants when such arrangements involve the establishment of, or a material amendment to, an equity compensation plan or arrangement.

The Board of Directors unanimously approved certain amendments to the Employment Agreements of Leandro Jose Iglesias, the Company’s Chief Executive Officer, and Álvaro Quintana Cardona, the Company’s Chief Financial Officer (collectively, the “Amendments”). The Board has determined that the actions described below are advisable and in the best interests of the Company and its stockholders.

Cash Compensation Changes (No Stockholder Approval Required)

The following changes to cash compensation do not require stockholder approval under Nasdaq Listing Rule 5635(c) and became effective upon execution of the Amendments:

  Increase in Base Salary – Leandro Jose Iglesias: The Board approved an amendment to Mr. Iglesias’ Employment Agreement increasing his monthly base salary from $31,000 to $37,800. This increase incorporates the previously approved monthly relocation allowance of $6,800 related to Mr. Iglesias’ relocation to Cyprus, which had been effective since June 1, 2026.

  Two-Month Cash Performance Bonus – Leandro Jose Iglesias: The Board approved a two-month cash performance bonus for Mr. Iglesias in recognition of relocation expenses incurred in connection with his move to Cyprus. The amount and timing of payment of this bonus are determined in accordance with the terms of Mr. Iglesias’ existing Employment Agreement.

  Flexibility in Annual Bonus Payment Timing – Both Executives: The Board approved amendments to the Employment Agreements of both Mr. Iglesias and Mr. Quintana Cardona providing that any annual performance bonus may be paid at any time beginning fifteen (15) days after the Company files its Annual Report on Form 10-K with the Securities and Exchange Commission.

Equity Compensation Changes (Subject to Stockholder Approval)

The following equity compensation matters constitute material amendments to existing equity compensation arrangements for officers of the Company and therefore require stockholder approval under Nasdaq Listing Rule 5635(c):

(a)    Amendment of Annual Equity Performance Incentive Provisions

The Board approved amendments to the Employment Agreements of both executives to replace the existing annual equity incentive provisions — which provided for annual grants of up to 1,000,000 shares of Common Stock for Mr. Iglesias and up to 800,000 shares of Common Stock for Mr. Quintana Cardona — with a new annual equity performance incentive of up to 50,000 Series B Preferred Shares per year for each executive.

(b)    FY-2025 Annual Long-Term Equity Performance Awards

Subject to stockholder approval, the Board approved the following specific equity grants for Fiscal Year 2025:

  Leandro Jose Iglesias: 20,000 Series B Preferred Shares

  Álvaro Quintana Cardona: 14,000 Series B Preferred Shares

No shares of Series B Preferred Stock will be issued, and no rights under the amended equity incentive provisions will become effective, unless and until stockholder approval under Nasdaq Listing Rule 5635(c) is obtained. Upon receipt of such approval, the equity amendments and the FY-2025 grants will become effective automatically.

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Rationale for the Proposed Changes

The Board believes these amendments are in the best interests of the Company and its stockholders for the following reasons:

  The Company achieved significant milestones during Fiscal Year 2025, including the acquisition and integration of GlobeTopper, its direct listing on the Nasdaq Capital Market, record revenue of approximately $317 million, and the establishment of strategic foundations in higher-margin Digital Services, Artificial Intelligence, Cybersecurity, and other technology-driven businesses.

  Updating the form of equity compensation from Common Stock to Series B Preferred Stock better aligns executive incentives with the Company’s current capital structure.

▪  Formalizing the previously approved relocation allowance into base salary and providing greater flexibility in the timing of annual bonus payments improves administrative efficiency and supports the retention of key executives.

Description of Series B Preferred Stock

The material terms of the Series B Preferred Stock are set forth in the Amended and Restated Certificate of Designation filed with the Nevada Secretary of State on June 17, 2026. The key terms include the following:

  Designation and Rank: Series B Preferred Stock consists of up to 200,000 authorized shares. The Series B Preferred Stock ranks senior to the Common Stock and Series A Preferred Stock with respect to liquidation preferences but is subordinate to all outstanding and future indebtedness of the Company.

  Dividends: Holders of Series B Preferred Stock are entitled to receive dividends in kind at an annual rate of 24% of the Original Series B Issue Price of $81 per share. Dividends accrue from the date of issuance and cease accruing on the day prior to the Conversion Date.

  Liquidation Preference: In the event of any liquidation, dissolution, or winding up of the Company, holders of Series B Preferred Stock are entitled to receive, in preference to the holders of Common Stock and Series A Preferred Stock, an amount equal to $81 per share, plus all accrued but unpaid dividends.

  Voting Rights: Except as required by applicable law, holders of Series B Preferred Stock have no voting rights.

  Conversion Rights: Each share of Series B Preferred Stock is convertible at the option of the holder into 12.5 shares of Common Stock. Conversion requires five (5) days’ prior written notice. No fractional shares of Common Stock will be issued upon conversion (shares will be rounded up to the nearest whole share). Upon conversion, the Company will pay the holder any accrued and unpaid dividends on the converted shares.

  Leak-Out Restriction: Upon conversion, the holder must enter into a one-year leak-out agreement with the Company restricting the public sale of the converted Common Stock to no more than five percent (5%) of the previous month’s trading liquidity.

  No Preemptive Rights: Holders of Series B Preferred Stock do not have preemptive rights.

Potential Dilution and Other Considerations

The issuance of Series B Preferred Shares pursuant to the amended equity compensation arrangements will result in dilution to the Company’s existing common stockholders. Because each share of Series B Preferred Stock is convertible into 12.5 shares of Common Stock and carries a liquidation preference of $81 per share plus a 24% annual dividend, such issuances could have a material dilutive and economic impact on common stockholders. The Company will recognize stock-based compensation expense in accordance with ASC Topic 718. The actual dilutive impact cannot be determined at this time and will depend on a number of factors, including the timing of conversions and the trading volume of the Common Stock.

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Effect of Stockholder Approval

Upon receipt of the required stockholder approval under Nasdaq Listing Rule 5635(c), the Company will be authorized to amend the Employment Agreements to implement the new annual equity performance incentive provisions using Series B Preferred Stock and to issue the FY-2025 grants of 20,000 Series B Preferred Shares to Mr. Iglesias and 14,000 Series B Preferred Shares to Mr. Quintana Cardona. The Company intends to file a Current Report on Form 8-K under Item 5.02(e) promptly following receipt of stockholder approval to disclose the equity compensation amendments and grants.

THE ACTION BY WRITTEN CONSENT

Pursuant to Section 78.370 of the Nevada Revised Statutes, the following actions have been approved by written consent of the holders of a majority of the voting power of the Company:

(a) The issuance of shares of common stock under the M2B Equity Line Agreement dated April 30, 2026 in excess of 19.99% of the shares of common stock outstanding immediately prior to the execution of the agreement and in excess of the 20% Limitation under Nasdaq Listing Rule 5635(d).

(b) The issuance (whether already made or to be made in the future) of shares of common stock upon conversion of the Series D Preferred Stock, including Additional Shares pursuant to the True-Up Adjustment provisions, in excess of 19.99% of the shares of common stock outstanding immediately prior to such issuances and in excess of the 20% Limitation under Nasdaq Listing Rule 5635(d), including ratification of any prior issuances that may have already exceeded such limitations.

(c) The material amendments to the Employment Agreements of Leandro Jose Iglesias and Álvaro Quintana Cardona to replace the existing annual equity incentive provisions with annual equity performance incentives of up to 50,000 Series B Preferred Shares per year for each executive, and the grant of 20,000 Series B Preferred Shares to Leandro Jose Iglesias and 14,000 Series B Preferred Shares to Álvaro Quintana Cardona for FY-2025, all subject to and effective only upon receipt of stockholder approval under Nasdaq Listing Rule 5635(c).

DISSENTER’S RIGHTS

Under the Nevada Revised Statutes, holders of our capital stock are not entitled to dissenter’s rights of appraisal with respect to the Approvals.

DISTRIBUTION AND COSTS

We will pay the cost of preparing, printing and distributing this Information Statement. Only one Information Statement will be delivered to multiple stockholders sharing an address, unless contrary instructions are received from one or more of such stockholders. Upon receipt of a written request at the address noted above, we will deliver a single copy of this Information Statement and future stockholder communication documents to any stockholders sharing an address to which multiple copies are now delivered.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the Record Date certain information as to shares of our voting stock owned by (i) each person known by us to beneficially own more than 5% of our outstanding voting stock, (ii) each of our directors, and (iii) all of our executive officers and directors as a group.

Unless otherwise indicated below, to our knowledge, all persons listed below have sole voting and investment power with respect to their shares of voting stock, except to the extent authority is shared by spouses under applicable law. Unless otherwise indicated below, each entity or person listed below maintains an address of 300 Aragon Avenue, Suite 375, Coral Gables, FL 33134.

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The number of shares beneficially owned by each stockholder is determined under rules promulgated by the SEC. The information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting or investment power and any shares as to which the individual or entity has the right to acquire beneficial ownership within 60 days through the exercise of any stock option, warrant or other right. The inclusion in the following table of those shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner.

	Common Stock
Name of Beneficial Owner	Number of Shares Owned (1)	Percent of Class (2)
Leandro Iglesias	18,436	0.09%
Alvaro Quintana Cardona	18,066	0.09%
Raul Perez	3,811	0.02%
Jose Antonio Barreto	3,811	0.02%
Italo Segnini	1,905	0.01%
All Directors and Executive Officers as a Group (5 persons)	46,029	0.23%

	Series A Preferred Stock
Name of Beneficial Owner	Number of Shares Owned (1)	Percent of Class (3)

Leandro Iglesias	7,000	70.00%
Alvaro Quintana Cardona	3,000	30.00%
Raul Perez	—	—
Jose Antonio Barreto	—	—
Italo Segnini	—	—
All Directors and Executive Officers as a Group (5 persons)	10,000	100.00%

(1) Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares that power with that person’s spouse) with respect to all shares of voting stock listed as owned by that person or entity.

(2) Pursuant to Rules 13d-3 and 13d-5 of the Exchange Act, beneficial ownership includes any shares as to which a shareholder has sole or shared voting power or investment power, and also any shares which the shareholder has the right to acquire within 60 days, including upon exercise of common shares purchase options or warrants. The percent of class is based on 9,631,709 shares of common stock and 10,000 shares of Series A Preferred Stock as of the Record Date.

(3) Pursuant to Rules 13d-3 and 13d-5 of the Exchange Act, beneficial ownership includes any shares as to which a shareholder has sole or shared voting power or investment power, and also any shares which the shareholder has the right to acquire within 60 days, including upon exercise of common shares purchase options or warrants. The percent of class is based on 10,000 voting shares as of the Record Date.

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DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

We will only deliver one information statement to multiple stockholders sharing an address, unless we have received contrary instructions from one or more of the stockholders. Also, we will promptly deliver a separate copy of this information statement and future stockholder communication documents to any stockholder at a shared address to which a single copy of this information statement was delivered, or deliver a single copy of this information statement and future stockholder communication documents to any stockholder or stockholders sharing an address to which multiple copies are now delivered, upon written request to us at our address noted above. Stockholders may also address future requests regarding delivery of information statements and/or annual reports by contacting us at the address noted above.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. The periodic reports and other information we have filed with the SEC, may be inspected and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington DC 20549. You may obtain information as to the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site that contains reports, proxy statements and other information about issuers, like the Company, who file electronically with the SEC. The address of that site is www.sec.gov. Copies of these documents may also be obtained by writing our secretary at the address specified above.

By Order of the Board of Directors

July 27, 2026

/s/ Leandro Iglesias
Leandro Iglesias
Chief Executive Officer – Director

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